UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Waddell & Reed Financial, Inc.

(Name of Registrant as Specified In Its Charter)

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The following email was sent to employees of Waddell & Reed Financial, Inc. on February 2, 2021:

Key Points From LPL During Yesterday’s Town Hall

Waddell & Reed Wealth Management employees,

Thank you for attending yesterday’s town hall. Since we covered a lot, I thought it would be helpful to summarize the key points we at LPL made during our discussion.

Here’s an overview:

•                  Our goal is to meet with you next week to provide clarity on your future with LPL.

•                  For the vast majority of Wealth Management employees, very little will change when the deal closes in the middle of 2021. You will transition to LPL and continue in the same role doing the same work you do today.

•                  We expect to begin the broker-dealer wind down process in the third quarter and conclude that work by the end of the year.

o       Given this timing, the majority of you will stay with LPL through at least the third quarter.

o       We’ve asked Shawn Mihal to stay during this timeframe, reporting to me, to help ensure a smooth and successful transition.

•                  We remain excited about establishing an LPL Service and Operations Center in the Kansas City area as another permanent LPL office location.

o       We’ve started to identify many full-time roles that are important to supporting advisors over the longer term.

o       Given the level of talent we’ve already seen in the Wealth Management team, we are hoping to fill many, if not all, of those roles with you.

o       Next week we will begin making offers of full-time employment for many of these roles.

•                  Lastly, we’ve identified a small number of roles that we know will not be needed past close.

•                  Employees in these roles will be offered the change in control severance benefits that were negotiated as part of the acquisition agreement, as outlined in the change of control severance plan.

•                  We envision employees continuing to work remotely for the foreseeable future due to the pandemic.

We know many of you have submitted questions about the acquisition and integration on your internal portal. Shawn and I will be hosting a Q&A session this Friday, Feb. 5th, from 2:30 – 3:30 p.m. CST with Sallie Larsen, chief human capital officer at LPL, to answer those questions.

Moving forward, we’ll be communicating with you – both collectively and individually – more frequently as we move toward closing.

Thank you for your continued engagement and for all you do every day to support your advisors.

Sincerely,

/s/ Matt Audette

Matt Audette

Chief Financial Officer

LPL Financial

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the current views and assumptions of management with respect to future events regarding the Company’s business and industry in general. These statements are generally identified by the use of such words as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “project,” “outlook,” “will,” “potential” and similar statements of a future or forward-looking nature. Readers are cautioned that any forward-looking information provided by Waddell& Reed Financial, Inc. (the “Company”) or on its behalf is not a guarantee of future performance. Actual results may differ materially from those contained in these forward-looking statements as a result of various factors, including but not limited to the impact of the COVID-19 pandemic and related economic conditions, as well as the factors discussed below. If one or more events related to these or other risks, contingencies or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may differ materially from those forecasted or expected.

Important transaction-related and other risk factors that may cause such differences include, without limitation: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the transaction closing conditions may not be satisfied in a timely manner or at all, including due to the failure to obtain the Company’s stockholder approval and regulatory and client approvals or as a result of a decrease in assets under administration or assets under management; (iii) the announcement and pendency of the merger may disrupt the Company’s business operations (including the threatened or actual loss of employees, clients, independent financial advisors associated with Waddell & Reed or vendors); and (iv) the Company could experience financial or other setbacks if the transaction encounters unanticipated problems.

Other important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, which include, without limitation: (i) the loss of existing distribution relationships or inability to access new distribution relationships; (ii) a reduction in assets under administration or assets under management on short notice; (iii) the adverse ruling or resolution of any litigation, regulatory investigations and proceedings, or securities arbitrations by a federal or state court or regulatory body; (iv) changes in the Company’s business model, operations and procedures, including the Company’s methods of distributing its proprietary products, as a result of evolving fiduciary standards; (v) the introduction of legislative or regulatory proposals or judicial rulings that change the independent contractor classification of the Company’s financial advisors at the federal or state level for employment tax or other employee benefit purposes; (vi) a decline in the securities markets or in the relative investment performance of the Company’s Funds and other investment portfolios and products as compared to competing funds; (vii) the Company’s inability to reduce expenses rapidly enough to align with declines in its revenues due to various factors, including fee pressure, the level of the Company’s assets under management or its business environment; (viii)non-compliance with applicable laws or regulations and changes in current legal, regulatory, accounting, tax or compliance requirements or governmental policies; (ix) the Company’s inability to attract and retain senior executive management and other key personnel to conduct its wealth management and investment management business; (x) a failure in, or breach of, the Company’s operational or security systems or its technology infrastructure, or those of third parties on which the Company relies; and (xi) the Company’s inability to implement new information technology and systems, or its inability to complete such implementation in a timely or cost effective manner.

The foregoing factors should not be construed as exhaustive and should be read together with other cautionary statements included in this and other reports and filings the Company makes with the U.S. Securities and Exchange Commission (“SEC”), including the information in Item 1 “Business” and Item 1A “Risk Factors” of Part I and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Part II to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and as updated in its quarterly reports on Form 10-Q for the year ending December 31, 2020. Any forward-looking statement made in this communication speaks only as of the date on which it is made. Factors or events that could cause actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposed acquisition of the Company by Macquarie Management Holdings, Inc. In connection with the proposed merger, the Company has filed with the SEC a preliminary proxy statement, and the Company will file with the SEC and furnish to its stockholders a definitive proxy statement and other relevant documents. This communication does not constitute a solicitation of any vote or approval. Stockholders are urged to read the definitive proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the definitive proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain free of charge the definitive proxy statement and other documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, the definitive proxy statement and the Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 are or will be available free of charge through the Company’s website at ir.waddell.com as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger will be set forth in the definitive proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in the definitive proxy statement on Schedule 14A in connection with the Company’s 2020 Annual Meeting of Stockholders, filed with the SEC on March 6, 2020.